Exhibit 10.2


                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement"), dated March 1, 2006, is by and among MTR of Georgia, Inc., a Tennessee corporation (the "Purchaser"), GreenMan Technologies of Georgia, Inc., a Georgia corporation (the "Seller"), and, joining in the execution hereof for the limited purposes hereinafter set forth, GreenMan Technologies, Inc., a Delaware corporation (the "Parent").

                                RECITAL OF FACTS

      The following recitals are set forth for the purpose of stating the facts and circumstances which form the background and basis for this Agreement:

      [A] Seller engages in the business of collecting, transporting, processing and disposing of waste tires (the "Business"), including the conduct of such business in the State of Georgia.

      [B] Seller wishes to sell and assign to Purchaser all of Seller's rights and obligations under certain contracts with persons and entities in the State of Georgia who supply waste tires to the Seller.

      [C] Seller has agreed to sell and Purchaser has agreed to buy certain assets owned by Seller which are used or useful in the operation of the Business (the "Purchased Assets"), and Purchaser has agreed to accept and assume certain liabilities of the Seller which are specifically identified herein.

      [D] Seller has diligently reviewed its business operations and specifically the financial results of its performance of the Contracts and the use of the Purchased Assets, and Seller has determined that its business operations relating to the performance of the Contracts and the use of the Purchased Assets is not a profitable portion of its business, and it is in the best interests of the Seller to dispose of the Contracts and the Purchased Assets. As a result, the board of directors of Seller has come to the unanimous conclusion that the consideration which Purchaser has agreed to pay, as set out herein, is a fair and adequate consideration for such transfer.

                            AGREEMENTS OF THE PARTIES

      In consideration of the above recitals and the mutual terms and conditions set out herein, the Parties agree as follows:

                                    ARTICLE I

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.1 Sale of Assets.

      (a) Purchased Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby accepts, purchases and agrees to assume, all of Seller's right, title and interest in and to all of the Purchased Assets specifically described on Schedule A attached hereto on the Closing Date (as hereinafter defined) ("Purchased Assets"), but excluding any assets, properties, agreements and rights of Seller not specifically identified on Schedule A (collectively, "Excluded Assets").

      (b) Contracts. Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby accepts, purchases and agrees to assume, all of Seller's right, title and interest in and to all of the contracts (the "Contracts") related to the Seller's Business to which Seller is a party and with respect to any third party being serviced out of the Jackson, Georgia facility, except for any contracts specifically described on Schedule B attached hereto on the Closing Date (as hereinafter defined).

      (c) Certain Consents to Assignment. To the extent that the assignment of any Contract, the benefit of which is to be acquired by Purchaser pursuant to this Agreement requires the consent of any Person not a Party to this Agreement or any of their Affiliates, this Agreement shall not constitute a contract to assign or assume the same until such consent is obtained. Seller and Purchaser shall use reasonable efforts to obtain any consent necessary to any such assignment. If any such consent is not obtained this Agreement shall not constitute or be deemed to be a contract to assign or assume the same if an attempted assignment without such consent, approval or waiver would constitute a breach of such right or agreement or create in any party thereto the right or power to cancel or terminate such right or agreement.

Section 1.2 Assumption of Liabilities.

      (a) Assumed Liabilities. Purchaser hereby undertakes, assumes and agrees to perform and otherwise pay, satisfy and discharge only those liabilities (the "Assumed Liabilities") expressly set forth on Schedule C and those related directly to the performance of the obligations of the Seller under the Contracts and no other liabilities are assumed by Purchaser, either explicitly or by operation of law.

      (b) Excluded Liabilities.Purchaser shall not assume, nor does Purchaser agree to pay, any debts, liabilities or obligations of any kind or nature whatsoever not specifically set forth on Schedule C (collectively, "Excluded Liabilities"). All Excluded Liabilities shall be the responsibility of Seller.


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

Section 1.3 Closing. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at a mutually agreed upon location upon the execution of this Agreement or upon such other date as may be mutually agreed (the "Closing Date"), but shall be within ten (10) business days after the satisfaction of the conditions and obligations of the parties as stated herein.

Section 1.4 Closing Obligations of Seller. At the Closing, Seller shall:

      (a) Deliver to Purchaser title to and possession of the Purchased Assets;

      (b) Execute and deliver to Purchaser, as appropriate, one or more bills of sale, instruments of assignment, certificates of title, registrations, licenses and other documents as may be reasonably necessary or appropriate (a) to vest in Purchaser title to all of the Purchased Assets, free and clear of any and all Liens, and (b) to carry out the transactions contemplated by this Agreement.

      (c) Deliver to Purchaser evidence, satisfactory to Purchaser in its sole discretion, of releases of any and all Liens relating to the Purchased Assets; and

      (d) Deliver to Purchaser such other certificates and documents as may be called for under this Agreement or as Purchaser shall reasonably request.

Section 1.5 Closing Obligations of Purchaser.

      At the Closing, Purchaser shall deliver to Seller [i] the Purchase Price and [ii] one or more instruments reasonably satisfactory with the Seller assuming the Assumed Liabilities, including, without limitation, an instrument of assignment and assumption of each of the Contracts (the "Assignment and Assumption Agreement").

Section 1.6 The Purchase Price.

      (a) Subject to and upon the terms and conditions set forth herein, as consideration for the Purchased Assets, the Purchaser agrees to and will assume the Assumed Liabilities and will pay to Seller the sum of $250,000 in immediately available funds (the "Purchase Price"), adjusted for the results of a final reconciliation of amounts due each party by the other prior to the Closing.

      (b) The Purchase Price shall be allocated to and among the tangible and intangible Purchased Assets as determined by Seller within 30 days after the Closing, with reference to, and in accordance with, Section 1060 of the Internal Revenue Code, the Treasury Department Regulations promulgated thereunder, and IRS Form 8594. The Purchaser agrees to adopt such allocation for all purposes (including tax and financial accounting purposes). The Seller and the Purchaser further agree to file all tax returns (including amended returns and claims for refunds) and information reports in a manner consistent with such allocation.


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

Section 1.7 Further Cooperation.

      (a) From time to time after the Closing, Seller at Purchaser's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments of transfer as Purchaser may reasonably request to transfer to Purchaser more effectively the right, title and interest in or to the Purchased Assets, to confirm that Purchaser has not assumed any of the Excluded Liabilities and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. From time to time after the Closing, Purchaser at Seller's request and without further consideration, agrees to execute and deliver or to cause to be executed and delivered such other instruments as Seller may reasonably request to confirm that Purchaser has assumed all of the Assumed Liabilities and to take or cause to be taken such further or other action as may reasonably be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. Seller agrees that if it receives checks or other forms of payment representing monies due under any Contract for services performed by Purchaser after the Closing, prior to depositing said payment in Seller's lockbox account at BankNorth, the Seller will immediately forward such check or payments properly endorsed (without depositing such payments) to Purchaser. In the event that any such payment is deposited directly into such lockbox account, Seller agrees to remit such payment to Purchaser within four days after such payment is credited as "good funds' by Seller's bank. Purchaser agrees that if it receives checks or other forms of payment representing monies due under any Contract for services performed by Seller before the Closing, the Purchaser will immediately forward such check or payments properly endorsed (without depositing such payments) to Seller.

      (b) Notwithstanding the foregoing, in connection with the Closing, Seller shall be allowed to withdraw or cancel all performance bonds and similar security it has in place with respect to any Contract, and Purchaser shall have the sole responsibility to provide any replacement performance bonds or security. Seller and Purchaser shall cooperate to establish an orderly transition in such security, which shall not be longer than 60 days following the Closing.

      (c) Notwithstanding the foregoing, with regard to any Contract which will be assigned to Purchaser at Closing and requires the consent of any third party which has not been obtained by Closing, Purchaser may elect to accept such Contract, but only on the condition that Seller and Purchaser will work together in good faith to obtain such consent within 90 days after Closing.

Section 1.8 Termination of Section in Previous Agreement. The parties hereby agree that Section 1.8 of the Asset Purchase Agreement between certain of the parties, dated September 6, 2005, is herby terminated.

Section 1.9 Agreement Not to Compete - Seller.

      (a) For the purposes of this Section, the following definitions shall apply:

            [1] "Business Activities" shall mean the business of collecting, transporting, processing, or disposing of waste tires.


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

            [2] "Noncompete Period" shall mean the period beginning the Closing Date and ending on the third anniversary of the Closing Date.

            [3] "Seller Related Party" shall mean Seller and any business, firm, corporation or other entity in which Seller has a direct or indirect financial interest and any employee, consultant, agent of Seller (other than Mark Maust), and shall also include any person who owns more than 50% of the equity ownership of Seller.

            [4] "Seller Territory" shall mean the State of Georgia and any contiguous state.

      (b) No Seller Related Party shall, during the Noncompete Period, in any manner, directly or by assisting others, engage in, have any equity or profit interest in, or render services of any executive, administrative, supervisory, marketing, production or consulting nature to any person, firm, corporation or other entity that conducts or intends to conduct the Business Activities in the Seller Territory.

      (c) Notwithstanding anything within this Section to the contrary, nothing contained herein shall prohibit any Seller Related Party from acquiring not more than five percent (5%) of any class of securities in any company the securities of which are registered with the Securities and Exchange Commission and are listed on a national stock exchange or are traded over the counter.

Section 1.10 Certain Remedies.

      (a) The parties hereto agree that the scope, duration and geographic areas of the covenants against competition set forth in Section1.9 above are reasonable. In the event that any court of competent jurisdiction determines that the scope, the duration or the geographic areas(s), or any of them, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest scope, for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that such noncompetition provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state in which such provisions are intended to be effective.

      (b) The parties agree that damages are an inadequate remedy for any breach of these Section 1.9 and that Purchaser shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief from any court of competent jurisdiction in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach thereof.


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

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Seller.

      The Seller hereby represents and warrants to Purchaser as follows:

      (a) Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

      (b) Binding Obligation. Seller and Parent have all requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and the agreements, documents and instruments to be executed in connection with this Agreement and to carry out the transactions contemplated hereby. The board of directors of Seller and Parent have duly authorized the execution and delivery of this Agreement, and no other corporate proceedings on the part of Seller or Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Parent and constitutes a valid and binding obligation of Seller and Parent enforceable in accordance with its terms. The execution, delivery and performance by Seller or Parent of this Agreement does not and will not conflict with, or result in any violation of or default under, any provision of Seller's or Parent's articles of incorporation or bylaws or any ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Seller, Parent or to any of their respective properties or assets or any agreement or instrument to which it is subject. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller or Parent in connection with their execution, delivery or performance of this Agreement.

      (c) Title to Personal Property. The Seller has good and marketable title to all of the property included in the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever ("Liens"), except as provided in paragraph
(h) below. Other than the representation and warranty set out in the preceding sentence and as otherwise specifically set out herein, the Purchased Assets are being transferred and conveyed to the Purchaser in "AS IS" condition, without any representation or warranty as to merchantability or fitness for a particular purpose. None of the Purchased Assets consist of inventory.

      (d) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated herein.

      (e) Consents and Approvals. Except as described below, no consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any governmental authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller


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

or the consummation by Seller of the transactions contemplated hereby, and all third-party consents, required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, have been obtained including the consents of parties to certain of the Contracts. Notwithstanding the foregoing, the parties acknowledge that the operation of the waste tire processing facility located in Jackson, Georgia, the assets of which are a portion of the Purchased Assets hereunder, is subject to a permit issued by the State of Georgia. The applicable Georgia law will require the Purchaser to apply for and receive a permit for such facility in order to operate the facility. The Seller and the Purchaser agree to cooperate in securing the necessary permit, and, if necessary and permitted by law, Seller will allow the Purchaser to operate the facility for a reasonable period of time under Seller's permit while Purchaser is pursuing a new permit from the State of Georgia. Seller makes no representation or warranty that any of its government permits, licenses and permissions to operate are transferable to Purchaser, and Purchaser acknowledges and agrees that it shall be solely responsible for obtaining any such permits, licenses and permissions.

      (f) Litigation. No litigation, arbitration, investigation or other proceeding of any governmental authority is pending or, to the knowledge of Seller, threatened against Seller, relating to the Business or the Purchased Assets, with respect to any product liability or similar cause of action or otherwise other than an described on Schedule D attached hereto. Seller is not subject to any outstanding injunction, judgment, order, decree or ruling relating to its business or the Purchased Assets. There is no litigation, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection with the transactions contemplated hereby.

      (g) Environmental Matters. To Seller's knowledge, Seller has conducted the Business and owned and operated the Purchased Assets, and is using and operating the Purchased Assets and conducting the Business, in compliance with all applicable environmental laws.

      (h) Taxes. There are no Liens on any of the Purchased Assets for unpaid taxes other than Liens for taxes not yet due and payable.

      (i) Absence of Certain Business Practices. To Seller's knowledge, neither Seller nor any of its partners, officers, directors, managers, employees or agents nor any other person acting on any of their behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) (a) which will result in Seller incurring any damage or penalty in any civil, criminal or governmental litigation or proceeding; (b) which, if not continued in the future, would have a material adverse effect on the Business or which will result in Seller paying any penalty in any private or governmental litigation or proceeding; or (c) for establishment or maintenance of any concealed fund or concealed bank account.


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

      (j) Disclosure. No representation or warranty of Seller set forth in this Agreement or in any of the Schedules hereto, or other statement in writing or certificate furnished or to be furnished to Purchaser by or on behalf of Seller in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they are made.

Section 2.2 Representations and Warranties of Purchaser.

      Purchaser represents and warrants to, and agrees with, Seller as follows:

      (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

      (b) Binding Obligation. Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby, have been duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution, delivery and performance by Purchaser of this Agreement does not and will not conflict with, or result in any violation of, any provision of the charter or bylaws of Purchaser, or any provision of any law, ordinance, rule, regulation, judgment, order, decree, agreement, instrument or license applicable to Purchaser or to its property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Purchaser in connection with its execution, delivery or performance of this Agreement.

      (c) No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Purchaser is or will be entitled to any broker's or finder's fee or other commission or similar fee in connection with any of the transactions contemplated herein.

      (d) Ability to Perform Contracts. Purchaser has the resources, financial and otherwise, to perform all of its obligations under all Contracts assumed hereunder in accordance with their terms.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

Section 3.1 Expenses.

      All costs and expenses incurred by any party hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs. No such expenses of Seller shall in any way constitute an Assumed Liability.


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

Section 3.2 Press Releases; Public Disclosures.

      Purchaser acknowledges that the Parent will be required (i) to file with the Securities and Exchange Commission a Current Report on Form 8-K describing the transactions contemplated by this Agreement, (ii) to include references to and descriptions of this Agreement and transactions contemplated hereby in other public filings, and (iii) to file a copy of this Agreement with one or more of such public filings. Purchaser consents to all of the foregoing. Purchaser further acknowledges that the Parent may issue a press release to announce the sale of the Purchased Assets and/or other aspects of the transactions contemplated by this Agreement. Seller agrees to provide a draft of such press release to Purchaser for its approval, which approval shall not be unreasonably withheld or delayed.

Section 3.3 Employees.

      Purchaser shall have the right, but not the obligation, to employ any or all of Seller's employees in Georgia; however, Seller will remain liable for and Purchaser will not assume any liability for severance, vacation or other employee benefits accrued prior to the Closing, whether or not such employees are hired by Purchaser.

Section 3.4 Facility

      (a) At Closing, Seller and Purchaser will enter into an acceptable sublease agreement for one-half of the facility located at 138B Sherrel Avenue, Jackson, Georgia ("Facility"). The lease term will be for a term of six months, but the term shall be automatically extended at the end of each month during the term of the sublease to a new six month term unless Seller or Purchaser has given notice of its intention to terminate the sublease. The monthly payments for the sublease shall be $0 for the first three months and $6,125 thereafter on a triple net basis. (b) Purchaser will assume total financial responsibility for disposing of all whole tires, rough shreds, co-mingled waste steel, over-the-road truck tires, tires with rims and any other tire derived waste material or product on site at the Facility at Closing.

Section 3.5 Processing of Certain Receivables

      Following the Closing and if requested by the Purchaser, Seller will continue to process the receivables for the Michelin Tire Company and the Goodyear Tire Company for Thomas Carter and/or his designees and make 90% of the receivable immediately available (within two business days) to Thomas Carter and/or his designees and upon receiving the remaining 10% will also make those funds immediately available as aforementioned. This agreement is to continue for a period of up to 90 days after the Closing.


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

                                   ARTICLE IV

                                 INDEMNIFICATION

Section 4.1 Purchaser Claims.

      Except as hereinafter set forth, Seller and Parent shall indemnify and hold harmless Purchaser and its successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, including, without limitation, reasonable legal, accounting, investigatory and any other expenses (collectively "Claims"), which may arise out of (a) any actual or alleged failure of Seller to discharge in a timely manner any of the Excluded Liabilities; (b) any misrepresentation or other breach or violation by Seller of the representations, warranties, covenants and agreements contained in this Agreement or any schedule or exhibit hereto; (c) the operation of Seller's business prior to Closing (except for Claims arising from the Assumed Liabilities that arise after the Closing Date); (d) the failure of Seller to comply with applicable bulk sale laws; (e) failure of Seller to pay or discharge any liability with respect to taxes on its Business for periods prior to the Closing Date; (f) any claim that any service performed or any product manufactured, distributed or sold by Seller, or any of its predecessors, or its or their subsidiaries or affiliates prior to the Closing Date, was defective or noncompliant with any express or implied warranty without regard to the legal theory under which redress may be sought, i.e., tort, breach of contract or strict liability; or (g) any of the following conditions or occurrences relating to the environment [excluding that agreed to in Section 3.4(b)]: (1) any clean-up, corrective removal or remedial actions, or property damage arising out of any condition existing with respect to the Seller's Business on or prior to the Closing Date; (2) third party claims for personal injury where the exposure, incident or occurrence out of which the Claim arises occurred in whole or in part, on or prior to the Closing Date; (3) any transportation or disposition commenced, arranged or initiated on or before the Closing Date, by or on behalf of Seller or any of its predecessors, or its or their subsidiaries or affiliates, of any substance owned or controlled by Seller or any of its predecessors, or its or their subsidiaries or affiliates, or any substance from any premises owned or operated by Seller or any of its predecessors, or its or their subsidiaries or affiliates, for any purpose, including, but not limited to, treatment, storage, disposal or recycling; (4) fines or penalties on account of the ownership, use, condition or operation of any of the Purchased Assets of Seller or of any of its subsidiaries or affiliates, at any time on or prior to the Closing Date; (5) any liability to modify, restore, change or improve any of the assets or real property of Seller or any of its predecessors, or its or their subsidiaries or affiliates, in order to effectuate compliance with any applicable law or order; or (6) the removal of any and all asbestos, asbestos containing materials or other hazardous materials which existed on or before the Closing Date in any premises owned, leased, operated or managed on or before the Closing Date by Seller or any its predecessors, or its or their subsidiaries or affiliates.


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

Section 4.2 Seller Claims.

      Except as hereinafter set forth, Purchaser shall indemnify and hold harmless Seller, Parent and their successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, including, without limitation, reasonable legal, accounting, investigatory and any other expenses (collectively "Claims"), which may arise out of (a) any actual or alleged failure of Purchaser to discharge in a timely manner any of the Assumed Liabilities; (b) any misrepresentation or other breach or violation by Purchaser of the representations, warranties, covenants and agreements contained in this Agreement or any schedule or exhibit hereto; (c) the operation of Purchaser's business subsequent to Closing (except for Claims arising from the Excluded Liabilities that arise after the Closing Date); (d) the failure of Purchaser to comply with applicable bulk sale laws; (e) failure of Purchaser to pay or discharge any liability with respect to taxes on its Business for periods subsequent to the Closing Date; (f) any claim that any service performed or any product manufactured, distributed or sold by Purchaser, or any of its predecessors, or its or their subsidiaries or affiliates subsequent to the Closing Date, was defective or noncompliant with any express or implied warranty without regard to the legal theory under which redress may be sought, i.e., tort, breach of contract or strict liability; or (g) any of the following conditions or occurrences relating to the environment; (i) any clean-up, corrective removal or remedial actions, or property damage arising out of any condition existing with respect to the Purchaser's Business subsequent to the Closing Date; (ii) third party claims for personal injury where the exposure, incident or occurrence out of which the Claim arises occurred in whole or in part, subsequent to the Closing Date; (iii) any transportation or disposition commenced, arranged or initiated subsequent to the Closing Date, by or on behalf of Purchaser or any of its predecessors, or its or their subsidiaries or affiliates, of any substance owned or controlled by Purchaser or any of its predecessors, or its or their subsidiaries or affiliates, or any substance from any premises owned or operated by Purchaser or any of its predecessors, or its or their subsidiaries or affiliates, for any purpose, including, but not limited to, treatment, storage, disposal or recycling; (iv) fines or penalties on account of the ownership, use, condition or operation of any of the Purchased Assets of Purchaser or of any of its subsidiaries or affiliates, at any time subsequent to the Closing Date; (v) any liability to modify, restore, change or improve any of the assets or real property of Purchaser or any of its predecessors, or its or their subsidiaries or affiliates, in order to effectuate compliance with any applicable law or order; or (vi) the removal of any and all asbestos, asbestos containing materials or other hazardous materials which existed subsequent to the Closing Date in any premises owned, leased, operated or managed subsequent to the Closing Date by Purchaser or any its predecessors, or its or their subsidiaries or affiliates.

Section 4.3 Notice of Claim; Defense of Third Party Claims.

      If either party becomes aware of or receives notice of any Claim of a third party or the commencement of any third party action or proceeding with respect to which another party (the "Indemnitor") is obligated to provide indemnification pursuant hereto, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Contract, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The


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Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the
Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability; provided, however, that the Indemnitor shall be free to settle or compromise any Claim without the consent of the Indemnitee if such settlement or compromise imposes no liability on the Indemnitee. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense.

Section 4.4 Payment.

      Unless the Indemnitor disputes a Claim for indemnification in good faith, the Indemnitor shall pay the Indemnitee in immediately available funds promptly after the Indemnitee provides the Indemnitor with written notice of a Claim hereunder.

Section 4.5 Offset

      In the event Seller materially breaches any obligation to Purchaser under this Article IV, which material breach causes Purchaser to expend any funds defending itself against any Claims, Purchaser may offset the amount of any reasonable funds so expended against lease payments due to Seller under Section 3.4(a) hereof. In the event of such offset, Purchaser shall provide written notice of the basis and amount of such offset.

                                    ARTICLE V

                    GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

Section 5.1 Survival of Representations, Warranties and Agreements.

      All presentations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing until the earlier of (i) the third anniversary of the Closing Date or (ii) the expiration of the current terms of all of the Contracts (not including any renewal periods negotiated by the Purchaser).

Section 5.2 Dispute Resolution.

      Except as otherwise expressly provided herein, any dispute or controversy arising under or in connection with this Agreement will be settled by binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect, by a panel of three arbitrators to be selected by the AAA. Arbitration under this Agreement shall be held in Atlanta, Georgia. The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances and shall resolve the


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dispute as expeditiously as practicable and, if reasonably practicable, within one hundred twenty (120) days after the arbitrators are appointed. The arbitrators shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrators; provided, however, that the arbitrators shall have no authority to award incidental, indirect, consequential, special or punitive damages of any sort. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The fact that the dispute resolution procedures specified herein shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure, all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party hereunder.

Section 5.3 Sales Taxes.

      All sales and use taxes, if any, due under the laws of any state, any local government authority or the federal government of the United States in connection with the purchase and sale of the Purchased Assets shall be paid by Seller.

Section 5.4 Counterparts.

      This Agreement may be executed in one or more counterparts, all of which shall constitute one in the same instrument.

Section 5.5 Amendment.

      This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 5.6 Entire Agreement.

      This Agreement and the documents to be delivered pursuant hereto together constitute the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement relating to the subject matter hereof.

Section 5.7 Governing Law.

      This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Georgia without regard to principles of conflicts of laws.


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

Section 5.8 Notices.

      All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be sent by (a) personal delivery (effective upon delivery), (b) facsimile (effective on the next day after transmission), (c) recognized overnight delivery (effective on the next day after delivery to the service) or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

If to Seller:

        GreenMan Technologies of Georgia, Inc.
        c/o GreenMan Technologies, Inc.
        7 Kimball Lane, Building A
        Lynnfield, MA 01940
        Attn: Charles E. Coppa, CFO

If to Purchaser:

        MTR of Georgia, Inc.
        Thomas Carter and Charles W. Bone
        c/o Bone McAllester Norton PLLC
        511 Union Street, Suite 1600
        Nashville, Tennessee 37219

Either Party may change its address for receiving notices by giving written notice of such change to the other Party in accordance with this Section 5.8.

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.


                               GreenMan Technologies, Inc.

                               By:____________________________________

                               Title:_________________________________


                               GreenMan Technologies of Georgia, Inc.


                               By:____________________________________

                               Title:_________________________________


                               MTR of Georgia, Inc.

                               By:____________________________________

                               Title:_________________________________


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